UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2004

CORGENTECH INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Gateway Boulevard South San Francisco, California 94080
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004, Corgentech Inc. entered into an agreement with Avecia Limited for the manufacture of: (a) E2F single strand intermediates, (b) NfkB single strand intermediates and hybridized duplex products, and  (c) HIF-1 alpha single strand intermediates, collectively the Products.  Pursuant to the agreement, Corgentech will pay Avecia Limited up to an aggregate of $4.7 million plus additional reimbursement for raw materials upon the achievement of certain manufacturing and product delivery milestones.  Upon completion of the manufacturing program, but in no event later than March 31, 2005, Corgentech will notify Avecia Limited of its intention to continue future manufacturing of the Products at Avecia Limited’s facility in Grangemouth, Scotland.  The agreement shall continue until the completion of the manufacturing program and may be terminated by either party at any time prior to completion of the program with 30 days notice.  The agreement will be filed as an exhibit to Corgentech’s Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2005	CORGENTECH INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel